Exhibit 99.1

RESIGNATION FROM

THE BOARD OF DIRECTORS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held on January 25th, 2016

The Board of Directors who were present for this meeting & took active part therein were:

DR. EYAL BALLAN

ITAMAR BOROCHOV

SHAY AVRAHAM SARID

WHEREAS there has been presented to and considered by this meeting a Motion that I, SHAY AVRAHAM SARID formally RESIGN and renounce all further corporate designation or affiliation with Cannabics Pharmaceuticals Inc.

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that: I do hereby formally RESIGN, and sever any and all officials ties, duties, obligations or liabilities regarding Cannabics Pharmaceuticals Inc. and, by affixing, my signature hereto, officially as my last corporate act, DO HEREBY RESIGN.

The Director of the corporation, by affixing his signature hereto, does hereby formally resign.

DATED: 25th January, 2016

/s/ Shay Avraham Sarid

Shay Avraham Sarid

Cannabics Pharmaceuticals Inc.